                              AMENDED AND RESTATED

                                    BY-LAWS
                                    -------

                                       OF

                        SUBURBAN OSTOMY SUPPLY CO., INC.
                        --------------------------------

                                                      Effective October 10, 1996

                                    BY-LAWS
                                    -------

                                       of

                        SUBURBAN OSTOMY SUPPLY CO., INC.
                        --------------------------------



                               TABLE OF CONTENTS
                               -----------------



                                                                          Page
                                                                          ----

ARTICLE          1            Articles of Organization                      1

ARTICLE          2            Fiscal Year                                   1

ARTICLE          3            Meetings of Stockholders

  Section 3.1    Annual Meeting                                             1
  Section 3.2    Special Meeting                                            3
  Section 3.3    Place of Meeting                                           4
  Section 3.4    Notice of Meetings                                         4
  Section 3.5    Quorum                                                     4
  Section 3.6    Action without Meeting                                     5
  Section 3.7    Proxies and Voting                                         5

ARTICLE          4            Directors

  Section 4.1    Enumeration, Election and Term of Office                   6
  Section 4.2    Powers                                                     8
  Section 4.3    Meetings of Directors                                      8
  Section 4.4    Quorum of Directors                                        9
  Section 4.5    Consent in Lieu of Meeting and Participation in
                 Meetings by Communications Equipment                       9
  Section 4.6    Committees                                                10



ARTICLE          5            Officers

  Section 5.1    Enumeration, Election and Term of Office                  10
  Section 5.2    President and Chairman of the Board                       11
  Section 5.3    Treasurer and Assistant Treasurer                         11
  Section 5.4    Clerk and Assistant Clerk                                 12
  Section 5.5    Secretary of the Board and Assistant Secretary            12
  Section 5.6    Temporary Clerk and Temporary Secretary                   13
  Section 5.7    Other Powers and Duties                                   13

ARTICLE          6            Resignations, Removals and Vacancies

  Section 6.1    Resignations                                              13
  Section 6.2    Removals                                                  14
  Section 6.3    Vacancies                                                 15

ARTICLE          7            Indemnification of Directors and Others

  Section 7.1    Definitions                                               16
  Section 7.2    Right to Indemnification                                  16
  Section 7.3    Indemnification Not Available                             17
  Section 7.4    Compromise or Settlement                                  17
  Section 7.5    Advances                                                  17
  Section 7.6    Not Exclusive                                             17
  Section 7.7    Insurance                                                 17

ARTICLE          8            Stock

  Section 8.1    Stock Authorized                                          18
  Section 8.2    Issue of Authorized and Unissued Capital Stock            18
  Section 8.3    Certificates of Stock                                     18
  Section 8.4    Replacement Certificate                                   19
  Section 8.5    Transfers                                                 19
  Section 8.6    Record Date                                               20

ARTICLE          9            Miscellaneous Provisions

  Section 9.1    Execution of Papers                                       21
  Section 9.2    Voting of Securities                                      21
  Section 9.3    Corporate Seal                                            22
  Section 9.4    Corporate Records                                         22

ARTICLE          10           Amendments                                   22


ARTICLE          11           Control Share Acquisitions

  Section 11.1   Redemption of Acquired Shares                             23
  Section 11.2   No Appraisal Rights                                       24


                          AMENDED AND RESTATED BY-LAWS
                          ----------------------------

                                       of

                        SUBURBAN OSTOMY SUPPLY CO., INC.
                        --------------------------------

                                   ARTICLE 1
                                   ---------

                            Articles of Organization
                            ------------------------

    The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.

                                   ARTICLE 2
                                   ---------

                                  Fiscal Year
                                  -----------

    Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall be the twelve months ending on the Saturday nearest to August 31.

                                   ARTICLE 3
                                   ---------

                            Meetings of Stockholders
                            ------------------------

    Section 3.1  Annual Meeting
    -----------  --------------

    The Annual Meeting of the Stockholders shall be held at 2:00 o'clock P.M. on the first Wednesday of December in each year. Purposes for which an Annual Meeting is to be held, additional to those prescribed by law and these By-Laws, may be specified by the President or by the Directors.

    If such Annual Meeting has not been held on the day herein provided therefor, a Special Meeting of the Stockholders in Lieu of the Annual Meeting may be held, and any business transacted or elections held at such Special Meeting shall have the same effect as if transacted or held at the Annual Meeting, and in such case all references to these By-Laws, except in this
Section 3.1, to the Annual Meeting of the Stockholders shall be deemed to refer to such Special Meeting. Any such Special Meeting shall be called, and the purposes thereof shall be specified in the Call, as provided in Section 3.2 of this Article 3.

    To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an Annual Meeting and must be (i) specified in the Notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have given timely Notice thereof in writing to the Clerk of the Corporation. To be timely, each such Notice must be given either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation not later than (1) with respect to a matter to be brought before an Annual Meeting of Stockholders or Special Meeting of Stockholders in Lieu of the Annual Meeting, sixty (60) days prior to the date set forth in the By-Laws for the Annual Meeting and (2) with respect to a matter to be brought before a Special Meeting of the stockholders not in lieu of an Annual Meeting, the close of business on the tenth (10th) day following the date on which Notice of such meeting is first given to stockholders. The Notice shall set forth (i) information concerning the stockholder, including his or her name and address;

(ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the Notice; and (iii) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting.

    Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these By-Laws.

    Section 3.2  Special Meeting
    -----------  ---------------

    A Special Meeting of the Stockholders may be called at any time by the President, the Chairman or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Such Call shall state the time, place, and purposes of the meeting.

    Section 3.3  Place of Meeting
    -----------  ----------------

    All meetings of the stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States is designated by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Any adjourned session of any meeting of the stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

    Section 3.4  Notice of Meetings
    -----------  ------------------

    A written Notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given at least seven (7) days before the meeting to each stockholder entitled to vote thereat, by leaving such Notice with him or at his residence or usual place of business, or by mailing, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation. Such Notice shall be given by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. Whenever Notice of a meeting is required to be given to a stockholder under any provision of law, of the Articles of Organization, or of these By-Laws, a written Waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such Notice.

    Section 3.5  Quorum
    -----------  ------

    At any meeting of the stockholders, a quorum for the election of any Director or for the consideration of any question shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question, respectively, except that if two or more classes of stock are entitled to vote as separate classes for the election of any Director or upon any question, then in the case of each such class a quorum for the election of any Director or for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote thereon. Stock owned by the Corporation, if any, shall be disregarded in determining any quorum. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice.

    When a quorum for an election is present at any meeting, a plurality of the votes properly cast for any office shall elect such office. When a quorum for the consideration of a question is present at any meting, a majority of the votes properly cast upon the question shall decide the question; except that if two or more classes of stock are entitled to vote as separate classes upon such question, then in the case of each such class a majority of the votes of such class properly cast upon the question shall decide the vote of that class upon the question; and except in any case where a larger vote is required by law or by the Articles of Organization.

    Section 3.6  Action without Meeting
    -----------  ----------------------

    Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written Consents are filed with the records of the meetings of stockholders. Such Consents shall be treated for all purposes as a vote at a meeting.

    Section 3.7  Proxies and Voting
    -----------  ------------------

    Except as may otherwise be provided in the Articles of Organization, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them. Stockholders entitled to vote may vote in person or by proxy. No proxy dated more than six (6) months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Corporation receives specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Proxies shall be filed with the Clerk, or person performing the duties of clerk, at the meeting, or any adjournment thereof, before being voted.

    The Corporation shall not, directly or indirectly, vote upon any share of its own stock.

                                   ARTICLE 4
                                   ---------

                                   Directors
                                   ---------

    Section 4.1  Enumeration, Election and Term of Office
    -----------  ----------------------------------------

    The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three (3) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, such Board of Directors to be divided into such classes and elected by such stockholders as have the right to vote thereon, for such terms as are provided in the Articles of Organization. Each director shall hold office until his successor shall have been elected and qualified, subject to Article 6 of these By-Laws. Whenever used in these By-Laws, the phrase "entire Board of Directors" shall mean that number of Directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of Directors then constituting the entire Board of Directors shall be relevant for any purpose under these By-Laws. Subject to the foregoing limitations and the requirements of the Articles of Organization, the Board of Directors may be enlarged by the stockholders at any meeting or by the affirmative vote of a majority of the entire Board of Directors then in office.

    Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote generally in the election of Directors. However, any stockholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written Notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation not later than (1) with respect to an election to be held at an Annual Meeting of Stockholders or Special Meeting in Lieu of an Annual Meeting, sixty (60) days prior to the date for the Annual Meeting set forth in the By-laws and (2) with respect to an election to be held at a Special Meeting of Stockholders not in lieu of an Annual Meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such Notice to the Clerk shall set forth (i) the name and addresses of the stockholder and his or her nominees; (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each such nominee; (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder; and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    No Director need be a stockholder. Any election of Directors by the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon.

    Section 4.2  Powers
    -----------  ------

    The business of the Corporation shall be managed by the Board of Directors, which shall exercise all the powers of the Corporation except as otherwise required by law, by the Articles of Organization or by these By-Laws. In the event of one or more vacancies in the Board of Directors, the remaining Directors, if at least two (2) Directors still remain in office, may exercise the powers of the full Board until such vacancy or vacancies are filled.

    Section 4.3  Meetings of Directors
    -----------  ---------------------

    Regular meetings of the Directors may be held without notice at such places and at such times as may be fixed from time to time by the Directors. A regular meeting of the Directors may be held without notice immediately following the Annual Meeting of Stockholders or any Special Meeting held in lieu thereof.

    Special meetings of Directors may be called by the Chairman of the Board, the President, the Treasurer or any two (2) or more Directors, or if there shall be less than three (3) Directors by any one (1) Director, and shall be held at such time and place as specified in the Call. Reasonable notice of each special meeting of the Directors shall be given to each Director. Such notice may be given by the Secretary or Assistant Secretary of the Board, the Clerk or any Assistant Clerk or by the officer or one of the Directors calling the meeting. Notice to a Director shall in any case be sufficient if sent by telegram at least forty-eight (48) hours or by mail at least ninety-six (96) hours before the meeting addressed to him at his usual or last known business or residence address, or if given to him at least forty-eight
(48) hours before the meeting in person or by telephone or by handing him a written Notice. Notice of a meeting need not be given to any Director if a written Waiver of Notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A Notice or Waiver of Notice need not specify the purposes of the meeting.

    Section 4.4  Quorum of Directors
    -----------  -------------------

    At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further Notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

    Section 4.5  Consent in Lieu of Meeting and Participation in Meetings by
    -----------  -----------------------------------------------------------
                 Communications Equipment
                 ------------------------

    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written Consents are filed with the records of the meetings of the Directors. Such Consents shall be treated for all purposes as a vote of the Directors at a meeting.

    Members of the Board of Directors or any Committee designated thereby may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

    Section 4.6  Committees
    -----------  ----------

    By vote of a majority of the Directors then in office, the Directors may elect from their own number an Executive Committee or other Committees and may by like vote delegate to any such Committee some or all of their powers except those which by law may not be delegated.

                                   ARTICLE 5
                                   ---------

                                    Officers
                                    --------

    Section 5.1  Enumeration, Election and Term of Office
    -----------  ----------------------------------------

    The officers of the Corporation shall include a President, a Treasurer and a Clerk, who shall be chosen by the Directors at their first meeting following the Annual Meeting of the Stockholders. Each of them shall hold his office until the next annual election to the office which he holds and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified.

    The Directors may choose one of their number to be Chairman of the Board and determine his powers, duties and term of office. The Directors may at any time appoint such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, a Secretary of the Board and an Assistant Secretary of the Board as they deem wise, and may determine their respective powers, duties and terms of office.

    No officer need be a stockholder or a Director except that the Chairman of the Board shall be a Director. The same person may hold more than one office, except that no person shall be both President and Clerk.

    Section 5.2  President and Chairman of the Board
    -----------  -----------------------------------

    The President shall be the Chief Executive Officer of the Corporation and, subject to the control and direction of the Directors, shall have general supervision and control of the business of the Corporation. He shall preside at all meetings of the stockholders at which he is present, and, if he is a Director, at all meetings of the Directors if there shall be no Chairman of the Board or in the absence of the Chairman of the Board.

    If there shall be a Chairman of the Board, he shall make his counsel available to the other officers of the Corporation, and shall have such other duties and powers as may from time to time be conferred on him by the Directors. He shall preside at all meetings of the Directors at which he is present, and, in the absence of the President, at all meetings of stockholders.

    Section 5.3  Treasurer and Assistant Treasurer
    -----------  ---------------------------------

    The Treasurer shall have the custody of the funds and valuable books and papers of the Corporation, except such as are directed by these By-Laws to be kept by the Clerk or by the Secretary of the Board. He shall perform all other duties usually incident to his office, and shall be at all times subject to the control and direction of the Directors. If required by the Directors, he shall give bond in such form and amount and with such sureties as shall be determined by the Directors.

    If the Treasurer is absent or unavailable, any Assistant Treasurer shall have the duties and powers of Treasurer and shall have such further duties and powers as the Directors shall from time to time determine.

    Section 5.4  Clerk and Assistant Clerk
    -----------  -------------------------

    If the Corporation shall not have a resident agent appointed pursuant to law, the Clerk shall be a resident of the Commonwealth of Massachusetts. The Clerk shall record all proceedings of the stockholders in a book to be kept therefor. In case a Secretary of the Board is not elected, the Clerk shall also record all proceedings of the Directors in a book to be kept therefor.

    If the Corporation shall not have a transfer agent, the Clerk shall also keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names of all stockholders and the record address and the amount of stock held by each.

    If the Clerk is absent or unavailable, any Assistant Clerk shall have the duties and powers of the Clerk and shall have such further duties and powers as the Directors shall from time to time determine.

    Section 5.5  Secretary of the Board and Assistant Secretary
    -----------  ----------------------------------------------

    If a Secretary of the Board is elected, he shall record all proceedings of the Directors in a book to be kept therefor.

    If the Secretary of the Board is absent or unavailable, any Assistant Secretary shall have the duties and powers of the Secretary and shall have such further duties and powers as the Directors shall from time to time determine.

    If no Secretary or Assistant Secretary has been elected, or if, having been elected, no Secretary or Assistant Secretary is present at a meeting of the Directors, the Clerk or an Assistant Clerk shall record the proceedings of the Directors.

    Section 5.6  Temporary Clerk and Temporary Secretary
    -----------  ---------------------------------------

    If no Clerk or Assistant Clerk shall be present at any meeting of stockholders, or if no Secretary, Assistant Secretary, Clerk or Assistant Clerk shall be present at any meeting of the Directors, the person presiding at the meeting shall designate a Temporary Clerk or Secretary to perform the duties of Clerk or Secretary.

    Section 5.7  Other Powers and Duties
    -----------  -----------------------

    Each officer shall, subject to these By-Laws and to the control and direction of the Directors, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office and such additional duties and powers as the Directors may from time to time determine.

                                   ARTICLE 6
                                   ---------

                      Resignations, Removals and Vacancies
                      ------------------------------------

    Section 6.1  Resignations
    -----------  ------------

    Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof to the President or the Clerk or to a meeting of the Directors.

    Section 6.2  Removals
    -----------  --------

    Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed from office (a) with cause by vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of Directors; (b) with or without cause by vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class; (c) with cause by vote of a majority of the Directors then in office; or (d) without cause by vote of at least 80% of the Directors then in office (including the Director to be removed in calculating said percentage); provided that the Directors of a class elected by a particular class of stockholders may be removed only by vote of the holders of a majority of the shares of such class.

    The Directors may terminate or modify the authority of any agent or employee. The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

    If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

    No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

    Section 6.3  Vacancies
    -----------  ---------

    Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by the Directors by vote of a majority of the remaining Directors then in office, though less than a quorum, or by the stockholders at a meeting called for the purpose provided that any vacancy created by the stockholders may be filled by the stockholders at the same meeting. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Directors' successor shall have been elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified.

    If the office of any officer becomes vacant, the Directors may choose or appoint a successor by vote of a majority of the Directors present at the meeting at which such choice or appointment is made.

    Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be chosen or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

                                   ARTICLE 7
                                   ---------

                    Indemnification of Directors and Others
                    ---------------------------------------

    Section 7.1  Definitions
    -----------  -----------

    For purposes of this Article 7:

    (a) "Director/officer" means any person who is serving or has served as a Director, officer, employee or other agent of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, employee or other agent of any other corporation.

    (b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.

    (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding.

    Section 7.2  Right to Indemnification
    -----------  ------------------------

    Except as limited by law or as provided in Sections 7.3 and 7.4 of this
Article 7, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against all Expenses incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

    Section 7.3  Indemnification not Available
    -----------  -----------------------------

    No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation.

    Section 7.4  Compromise or Settlement
    -----------  ------------------------

    In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

    Section 7.5  Advances
    -----------  --------

    The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding, upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 7.3 and 7.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

    Section 7.6  Not Exclusive
    -----------  -------------

    Nothing in this Article 7 shall limit any lawful rights to indemnification existing independently of this Article 7.

    Section 7.7  Insurance
    -----------  ---------

    The provisions of this Article 7 shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any Expense, whether or not the Corporation would have the power to indemnify him against such Expense under this Article 7.

                                   ARTICLE 8
                                   ---------

                                     Stock
                                     -----

    Section 8.1  Stock Authorized
    -----------  ----------------

    The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue, and if more than one class is authorized, the descriptions, preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization.

    Section 8.2  Issue of Authorized Unissued Capital Stock
    -----------  ------------------------------------------

    Any unissued capital stock from time to time authorized under the Articles of Organization and Amendments thereto may be issued by vote of the Directors. No stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.

    Section 8.3  Certificates of Stock
    -----------  ---------------------

    Each stockholder shall be entitled to a certificate in such form as may be prescribed from time to time by the Directors or stockholders, stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

    Every certificate issued by the Corporation for shares of stock at a time when such shares are subject to any restrictions on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued by the Corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

    Section 8.4  Replacement Certificate
    -----------  -----------------------

    In case of the alleged loss or destruction or the mutilation of a certificate of stock, a new certificate may be issued in place thereof, upon such conditions as the Directors may determine.

    Section 8.5  Transfers
    -----------  ---------

    Subject to the restrictions, if any, imposed by the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party, shares of stock shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Except as may otherwise be required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

    Section 8.6  Record Date
    -----------  -----------

    The Directors may fix in advance a time, which shall be not more than sixty
(60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

    If no record date is fixed and the transfer books are not closed:

        (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

        (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

                                   ARTICLE 9
                                   ---------

                            Miscellaneous Provisions
                            ------------------------

    Section 9.1  Execution of Papers
    -----------  -------------------

    All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

    Section 9.2  Voting of Securities
    -----------  --------------------

    Except as the Directors may generally or in particular cases otherwise determine, the President or the Treasurer may, on behalf of the Corporation (i) waive Notice of any meeting of stockholders or shareholders of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation; (ii) appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without substitution, at any such meeting;

and (iii) execute instruments of Consent to stockholder or shareholder action taken without a meeting.

    Section 9.3  Corporate Seal
    -----------  --------------

    The seal of the Corporation shall be a circular die with the name of the Corporation, the word "Massachusetts" and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors or the stockholder may from time to time determine.

    Section 9.4  Corporate Records
    -----------  -----------------

    The original, or attested copies, of the Articles of Organization, By-Laws, and the records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts for inspection by the stockholders at the principal office of the Corporation or at an office of the Clerk, or if the Corporation shall have a transfer agent or a resident agent, at an office of either of them. Said copies and records need not all be kept in the same office.

                                   ARTICLE 10
                                   ----------

                                   Amendments
                                   ----------

    These By-Laws may be altered, amended or repealed or new by-laws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice of the proposed alteration or amendment is contained in the Notice of the meeting at which such vote is taken or if all Directors are present) or at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the Notice of such meeting).

    Notwithstanding anything contained in the preceding paragraph of this
Article 10 to the contrary, either (i) the affirmative vote of the holders of at least eighty (80%) percent of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (ii) the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of Directors, shall be required to alter, amend or repeal or adopt any provision inconsistent with, Section 3.1, Section 3.2, Section 3.6, Section 4.1 and this paragraph of this Article 10. For purposes of this Article 10, the term "Continuing Director" shall have the meaning ascribed to it in Article 6 of the Articles of Organization of the Corporation.

                                   ARTICLE 11
                                   ----------

                           Control Share Acquisitions
                           --------------------------

    Section 11.1  Redemption of Acquired Shares
    ------------  -----------------------------

    In the event of a control share acquisition to which Chapter 110D of the General Laws of Massachusetts is applicable, the Corporation may, at the option of the Corporation but without requiring the agreement of the person who has made a control share acquisition, redeem all but not less than all shares acquired in such control share acquisition, from such person for the fair value of such shares if:

         (i)   No control acquisition statement has been delivered; or

         (ii) A control acquisition statement has been delivered and voting rights were not authorized for such shares by the stockholders in accordance with the provisions of Section 5 of Chapter 110D of the General Laws of Massachusetts

    Notice of such redemption shall be given by the Corporation not later than sixty (60) days after the date on which the stockholders voted not to authorize voting rights for the shares to be redeemed, or if no control share acquisition statement has been delivered prior to the date on which notice of redemption is given by the Corporation, sixty (60) days after the first day on which the Board of Directors of the Corporation has actual knowledge of such control share acquisition.

    For purposes of this Section 11.1, fair value shall be determined as of the date on which the stockholders voted not to authorize voting rights for the shares to be redeemed, or, if no control acquisition statement is delivered, as of the date on which the Corporation determines to make a redemption under this
Section 11.1. Such value shall be determined in accordance with procedures adopted by the Board of Directors and without regard to the effect of the denial of voting rights under the provisions of Section 5 of Chapter 110D of the General Laws of Massachusetts.

    Section 11.2  No Appraisal Rights
    ------------  -------------------

    Unless otherwise provided by the Articles of Organization, no shareholder shall be entitled to demand or receive payment for his stock nor to an appraisal in accordance with the provisions of Section 86-98, inclusive, of Chapter 156B of the General Laws of Massachusetts in connection with the authorization of voting rights for shares acquired by another shareholder in a control share acquisition in accordance with the provisions of Section 5 of Chapter 110D of the General Laws of Massachusetts.

                                      25